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                       Consent of Independent Accountants

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated December 30, 1998 relating to the carve-out financial statements of The Columbia House Company Audiobook Club, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
New York, New York
January 28, 2000